CSFB 2004-4 Group 5- Summary

Deal Summary Report

CSFB 2004-4 Group 5

Assumptions

Collateral

Settlement

30-Jul-2004

Prepay

100 PPC

Balance

WAC

WAM

Age

WAL

Dur

1st Pay Date

25-Aug-2004

Default

0 CDR

$80,000,000.00

6.3

356

4

5.34

4.138

Recovery

0 months

Severity

0%

Tranche	Rating	Balance	Coupon	Principal	Avg	Dur	Yield	Spread	Bench	Price	$@1bp	Accrued	NetNet	Dated	Notes
Name				Window	Life			bp		%		Int(M)	(MM)	Date
PREM		17,646,187.00	8	08/04 - 04/14	3.5									01-Jul-04	FIX
5A1		47,056,501.00	5.25	08/04 - 04/14	3.5									01-Jul-04	FIX
5A2		10,097,312.00	6	04/14 - 03/34	14.33									01-Jul-04	FIX
5B1		5,200,000.00	6	08/04 - 03/34	10.77									01-Jul-04	FIX

Treasury

Swaps

Mat

6MO

2YR

3YR

 5YR

10YR

30YR

6MO

2YR

3YR

5YR

10YR

30YR

Yld

1.699

2.657

3.016

3.684

4.444

5.178

1.930

3.098

3.536

4.165

4.924

5.538

This information is being provided in response to your specific request for information.  The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates.  The preliminary description of the underlying assets has not been independently verified by CSFB.  CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction.  All information contained herein is preliminary, limited in nature and subject to completion or amendment.  CSFB makes no representation that the above referenced security will actually perform as described in any scenario.  The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus.  Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.